FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Third Quarter Fiscal Year 2013
NVIDIA Initiates Dividend; Extends Share-Repurchase Authorization

•	Record revenue of $1.20 billion.

•	GAAP net income was $209.1 million, or $0.33 per diluted share. Non-GAAP net income was $245.5 million, or $0.39 per diluted share.

•	GAAP gross margin was a record 52.9 percent. Non-GAAP gross margin was a record 53.1 percent.

•	NVIDIA initiated quarterly dividend of 7.5 cents a share.

SANTA CLARA, Calif.-Nov. 8, 2012-NVIDIA (NASDAQ: NVDA) today reported record revenue of $1.20 billion for the third quarter of fiscal 2013 ended Oct. 28, 2012, up 15.3 percent from the previous quarter and up 12.9 percent from a year earlier.

The company also announced that it is initiating the payment of a quarterly cash dividend, and extending its existing $2.7 billion share-repurchase program, initiated in August 2004, through December 2014.

“Investments in our new growth strategies paid off this quarter in record revenues and margins,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Kepler GPUs are winning across the special-purpose PC markets we serve, from gaming to design to supercomputing. And Tegra is powering some of the most innovative tablets, phones and cars in the market.”
He continued: “We are pleased to start paying our shareholders a quarterly cash dividend. We have confidence in our businesses and our continued ability to grow. Given our strong financial position and ongoing ability to generate cash, we are well positioned to continue investing in our future.”

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q3 FY13	Q2 FY13	Q3 FY12	Q/Q	Y/Y
Revenue	$1,204.1	$1,044.3	$1,066.2	up 15.3%	up 12.9%
Gross margin	52.9%	51.8%	52.2%	up 1.1 p.p	up 0.7 p.p
Operating expenses	$384.4	$401.1	$359.6	down 4.2%	up 6.9%
Net income	$209.1	$119.0	$178.3	up 75.6%	up 17.3%
Earnings per share	$0.33	$0.19	$0.29	up 73.7%	up 13.8%

Non-GAAP Quarterly Financial Comparison*
(in millions except per share data)	Q3 FY13	Q2 FY13	Q3 FY12	Q/Q	Y/Y
Revenue	$1,204.1	$1,044.3	$1,066.2	up 15.3%	up 12.9%
Gross margin	53.1%	52.0%	52.5%	up 1.1 p.p	up 0.6 p.p
Operating expenses	$344.8	$342.5	$317.6	up 0.7%	up 8.6%
Net income	$245.5	$170.4	$217.0	up 44.0%	up 13.1%
Earnings per share	$0.39	$0.27	$0.35	up 44.4%	up 11.4%

*Non-GAAP earnings excluded stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a contribution expense in the second quarter of fiscal 2013, and the tax impact associated with such items.

Outlook
Our outlook for the fourth quarter of fiscal 2013 is as follows:

•	Revenue is expected to be between $1.025 billion and $1.175 billion.

•	GAAP and non-GAAP gross margins are expected to be flat relative to the prior quarter, 52.9 percent and 53.1 percent, respectively.

•	GAAP operating expenses are expected to be approximately $400 million; non-GAAP operating expenses are expected to be approximately $359 million.

•
GAAP and non-GAAP tax rates are expected to be approximately 20 percent and 19 percent, respectively, plus or minus one percentage point. This estimate excludes any discrete tax events that may occur during the quarter, which, if realized, may increase or decrease our actual fourth quarter GAAP and non-GAAP tax rates. If the U.S. research tax credit is reinstated into tax law, we estimate our annual effective tax rate for the fiscal year 2013 to be approximately 16 percent.

Depreciation and amortization for the fourth quarter is estimated to be approximately $58 million to $60 million. Capital expenditures are expected to be in the range of $60 million to $70 million.

Diluted shares for the fourth quarter are expected to be approximately 629 million.

Dividend and Share-Repurchase Program
The quarterly dividend of 7.5 cents per share, 30 cents on an annual basis, is equivalent to a yield of about 2.4 percent, based on the Nov. 7 closing price of $12.61. It will be payable on Dec. 14, 2012 to all shareholders of record on Nov. 23, 2012.

Since NVIDIA initiated its repurchase program in August 2004, NVIDIA has spent $1.46 billion to repurchase 90.9 million shares of its common stock. NVIDIA is authorized, subject to certain specifications, to spend up to an additional $1.24 billion repurchasing shares of its common stock.

Any future repurchases would be made in the open market, in privately negotiated transactions or in structured share-repurchase programs, and may be made from time to time or in one or more larger repurchases. The program will be conducted in compliance with the Securities and Exchange Commission's Rule 10b-18 and applicable legal requirements and shall be subject to market conditions and other factors. The repurchases would be funded from available working capital.

Cash, cash equivalents and marketable securities at the end of the third quarter of fiscal 2013 were $3.43 billion.

Third Quarter Fiscal 2013 and Recent Highlights:

•	Microsoft launched its NVIDIA Tegra® 3-based Surface RT to critical acclaim.

•	NVIDIA's new energy-efficient Kepler™ GPU architecture continued to make excellent headway:

◦	Kepler-based gaming was extended to new, lower price points with the launch of the GeForce® 660 Ti, GeForce GTX 660, GeForce GTX 650 Ti and GeForce GTX 650.

◦
Kepler made further inroads in supercomputing, as Oak Ridge National Laboratory announced that it had completed Titan, the world's fastest open-science supercomputer. Titan gets 90 percent of its processing power from 18,688 NVIDIA Tesla® GPUs.

◦	Kepler moved further into Apple's lineup, with the NVIDIA Quadro® K5000 for Mac Pro users.

◦	NVIDIA launched the VGX™ K2 GPU, also based on the Kepler GPU, for cloud-based workstation graphics.

CFO Commentary
Commentary on the quarter by Karen Burns, NVIDIA interim chief financial officer, is available at www.nvidia.com/ir.

Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its third quarter fiscal 2013 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the call, please dial (706) 679-2572. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site www.nvidia.com/ir and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its fourth quarter fiscal 2013.

Non-GAAP Measures
To supplement NVIDIA's Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flows. In order for NVIDIA's investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, amortization of acquisition-related intangible assets, other acquisition-related costs, a non-recurring contribution expense, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

NVIDIA (NASDAQ: NVDA) awakened the world to computer graphics when it invented the GPU in 1999. Today, its processors power a broad range of products from smart phones to supercomputers. NVIDIA's mobile processors are used in cell phones, tablets and auto infotainment systems. PC gamers rely on GPUs to enjoy spectacularly immersive worlds. Professionals use them to create visual effects in movies and design everything from golf clubs to jumbo jets. And researchers utilize GPUs to advance the frontiers of science with high-performance computing. The company holds more than 5,000 patents issued, allowed or filed. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to, statements as to: investments in our new growth strategies; Kepler GPUs winning across the special - purpose PC markets we serve; Tegra powering innovative tables, phones and cars in the market; the initiation and ongoing maintenance of a cash dividend program; the extension of our existing share-repurchase program; our continued growth; the strength of our business and financial position; our ongoing ability to generate cash; the company's financial outlook for the fourth quarter of fiscal 2013; and the company's tax rate for the fourth quarter and fiscal year 2013 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended July 29, 2012. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. The share repurchase program does not obligate NVIDIA to acquire any particular amount of common stock and the program may be modified or suspended at any time at the company's discretion.

© 2012 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, Tegra, Kepler, Quadro, GeForce, VGX and Tesla are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.
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For further information, contact:

Rob Csongor	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 566-6373	(408) 566-5150
rcsongor@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 28,	October 30,	October 28,	October 30,
	2012	2011	2012	2011

Revenue	$1,204,110	$1,066,180	$3,173,257	$3,044,736
Cost of revenue	567,452	509,463	1,532,516	1,478,232
Gross profit	636,658	556,717	1,640,741	1,566,504
Operating expenses
Research and development	284,180	256,498	849,275	735,743
Sales, general and administrative	100,261	103,129	326,800	304,779
Total operating expenses	384,441	359,627	1,176,075	1,040,522
Operating income	252,217	197,090	464,666	525,982
Interest and other income, net	1,411	7,697	11,265	12,837
Income before income tax expense	253,628	204,787	475,931	538,819
Income tax expense	44,548	26,514	87,368	73,754
Net income	$209,080	$178,273	$388,563	$465,065

Basic net income per share	$0.34	$0.29	$0.63	$0.77
Diluted net income per share	$0.33	$0.29	$0.62	$0.76

Shares used in basic per share computation	622,352	607,063	619,043	600,563
Shares used in diluted per share computation	628,845	613,560	625,973	614,688

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	October 28,	January 29,
	2012	2012
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$3,434,772	$3,129,576
Accounts receivable, net	444,944	336,143
Inventories	428,983	340,297
Prepaid expenses and other current assets	116,128	99,342
Total current assets	4,424,827	3,905,358

Property and equipment, net	566,540	560,072
Goodwill	641,030	641,030
Intangible assets, net	331,248	326,136
Other assets	111,499	120,332
Total assets	$6,075,144	$5,552,928

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$390,265	$335,072
Accrued liabilities and other current liabilities	601,094	594,886
Total current liabilities	991,359	929,958

Other long-term liabilities	341,312	455,807
Capital lease obligations, long term	19,627	21,439
Stockholders' equity	4,722,846	4,145,724
Total liabilities and stockholders' equity	$6,075,144	$5,552,928

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011

GAAP gross profit	$636,658	$540,719	$556,717	$1,640,741	$1,566,504
GAAP gross margin	52.9%	51.8%	52.2%	51.7%	51.4%
Stock-based compensation expense included in cost of revenue (A)	2,489	2,649	3,049	7,664	8,274
Non-GAAP gross profit	$639,147	$543,368	$559,766	$1,648,405	$1,574,778
Non-GAAP gross margin	53.1%	52.0%	52.5%	51.9%	51.7%

GAAP operating expenses	$384,441	$401,096	$359,627	$1,176,075	$1,040,522
Stock-based compensation expense included in operating expense (A)	(30,580)	(29,606)	(30,180)	(93,229)	(92,644)
Amortization of acquisition-related intangible assets	(4,402)	(4,065)	(5,399)	(12,809)	(12,149)
Other acquisition-related costs (B)	(4,666)	(4,794)	(6,413)	(14,631)	(15,230)
Contribution expense (C)	—	(20,127)	—	(20,127)	—
Non-GAAP operating expenses	$344,793	$342,504	$317,635	$1,035,279	$920,499

GAAP net income	$209,080	$119,046	$178,273	$388,563	$465,065
Total pre-tax impact of non-GAAP adjustments	42,137	61,241	45,041	148,460	128,297
Income tax impact of non-GAAP adjustments	(5,755)	(9,839)	(6,302)	(23,583)	(17,092)
Non-GAAP net income	$245,462	$170,448	$217,012	$513,440	$576,270

Diluted net income per share
GAAP	$0.33	$0.19	$0.29	$0.62	$0.76
Non-GAAP	$0.39	$0.27	$0.35	$0.82	$0.94

Shares used in diluted net income per share computation	628,845	623,143	613,560	625,973	614,688
Metrics:
GAAP net cash flow provided by operating activities	$181,485	$200,886	$244,417	$373,163	$498,638
Purchase of property and equipment and intangible assets	(44,684)	(61,944)	(39,035)	(135,551)	(93,553)
Free cash flow	$136,801	$138,942	$205,382	$237,612	$405,085

(A) Excludes stock-based compensation as follows:	Three Months Ended			Nine Months Ended
	October 28,	July 29,	October 30,	October 28,	October 30,
	2012	2012	2011	2012	2011
Cost of revenue	$2,489	$2,649	$3,049	$7,664	$8,274
Research and development	$20,056	$18,885	$19,308	$60,148	$59,594
Sales, general and administrative	$10,524	$10,721	$10,872	$33,081	$33,050

(B) Other acquisition-related costs are comprised of transaction costs, compensation charges and restructuring costs related to the acquisition of Icera, Inc. that was completed on June 10, 2011.
(C) Net present value of a $25 million charitable contribution pledged on June 12, 2012 to Stanford Hospital and Clinic, payable over a ten year period.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q4 FY2013 Outlook

GAAP gross margin	52.9%
Impact of stock-based compensation (A)	0.2%
Non-GAAP gross margin	53.1%

Q4 FY2013 Outlook
(In millions)
GAAP operating expenses	$400.0
Stock-based compensation expense included in operating expense	(32.0)
Amortization of acquisition-related intangible assets	(4.0)
Other acquisition-related costs (B)	(5.0)
Non-GAAP operating expenses	$359.0

(A) Represents $2.7 million of stock-based compensation expense included in cost of revenue.
(B) Other acquisition related costs are comprised primarily of compensation charges related to the acquisition of Icera, Inc. that was completed on June 10, 2011.